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EXHIBIT 23—CONSENT OF KPMG LLP

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Alternative Resources Corporation:

        We consent to incorporation by reference in the registration statements (Nos. 33-85078, 333-12693, 333-84967 and 333-84969) on Form S-8 of Alternative Resources Corporation (the Company) of our report dated April 15, 2003, except for Note 3, as to which the date is January 9, 2004, which report appears in the December 31, 2002 annual report as amended on Form 10-K/A of Alternative Resources Corporation.

        As discussed in Note 3 to the consolidated financial statements, the Company has restated its consolidated financial statements for 2002 and 2001.

        Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ KPMG LLP
Chicago, Illinois
January 28, 2004

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EXHIBIT 23—CONSENT OF KPMG LLP